Exhibit 99.1

Castle Biosciences Announces Commencement of Proposed Public Offering of Common Stock

FRIENDSWOOD, Texas – Dec. 14, 2020 – Castle Biosciences, Inc. (Nasdaq: CSTL), announced today that it has commenced a proposed underwritten public offering, subject to market and other conditions, to issue and sell $125,000,000 of shares of its common stock.  In connection with the offering, Castle expects to grant the underwriters a 30-day option to purchase up to an additional $18,750,000 of shares of common stock.  All of the shares in the proposed offering will be offered by Castle. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

SVB Leerink and Baird are acting as joint bookrunning managers in the proposed offering. Canaccord Genuity is acting as passive bookrunner and BTIG and Lake Street Capital Markets are acting as co-managers for the offering.

The securities described above are being offered by Castle pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Castle and became effective by rule of the Securities and Exchange Commission (the “SEC”) on December 14, 2020.  A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com; or Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Ave., Milwaukee, WI 53202, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Castle Biosciences

Castle Biosciences is a commercial-stage dermatologic cancer company focused on providing physicians and their patients with personalized, clinically actionable genomic information to make more accurate treatment decisions.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements about Castle’s expectations regarding the completion and timing of the proposed offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Castle’s current expectations and involve assumptions that may never materialize or may prove to be incorrect.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed public offering, risks and uncertainties associated with Castle’s business and finances in general, risks associated with the COVID-19 global pandemic, and the other risks described in Castle’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020, the preliminary prospectus supplement relating to the proposed public offering and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Castle undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Media and Investor Contact:
Camilla Zuckero
832-835-5158
czuckero@castlebiosciences.com